UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2012

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement or Material Amendment to a Material Agreement.

On October 2, 2012, The Spectranetics Corporation (the “Company”) entered into a new building lease (the “9945 Federal Drive Lease”), effective September 30, 2012, in order to expand its facilities at its Colorado Springs headquarters, and simultaneously entered into a Second Amendment to Agreement of Lease (the “9965 Federal Drive Amendment”) to the Agreement of Lease dated December 29, 2006, as amended. The material terms of the 9945 Federal Drive Lease are described below:

•	A term of 11 years, with two separate five-year renewal options , at the Company’s option.

•	The lease is for 20,000 square feet at 9945 Federal Drive in Colorado Springs, which is adjacent to the Company’s current headquarters.

•	No base rent is due until October 2013. After that, the lease rate is $11.25 per square foot. The lease contains annual lease rate increases of 3.3% to 4.4%throughout its term.

•	It is a triple net lease, which requires the Company to pay operating costs of the building in addition to the lease rate.

•	Landlord will fund up to $900,000 of tenant improvements and the Company is responsible for tenant improvements in excess of that amount.

The material terms of the 9965 Federal Drive Amendment are described below:

•	An extension of the term of the lease through September 2023.

•	Base rent is suspended through February 2013. After that, the lease rate is $12.08 per square foot. The lease contains annual lease rate increases of approximately 3% throughout the rest of the term.

•
An allowance of approximately $700,000 for improvements to the facility at 9965 Federal Drive. A portion of the improvements that the Company intends to make will result in an increase in the rentable square feet and that will cause a proportional increase in the base rent.

•	A right to make additional improvements for an additional 25,000 square feet, which would also result in a proportional increase in rent.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement of Lease by and between COPT Interquest Hybrid I, LLC and The Spectranetics Corporation, executed October 2, 2012.
10.2	Second Amendment to Agreement of Lease by and between 9965 Federal Drive, LLC and The Spectranetics Corporation, executed October 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	October 5, 2012	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Lease by and between COPT Interquest Hybrid I, LLC and The Spectranetics Corporation, executed October 2, 2012.
10.2	Second Amendment to Agreement of Lease by and between 9965 Federal Drive, LLC and The Spectranetics Corporation, executed October 2, 2012.

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